UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2018

FREEDOM HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

Office 1704, 4B Building, “Nurly Tau” BC, 17 Al Farabi Ave, Almaty, Kazakhstan
(Address of principal executive offices)

050059
(Zip code)

(801) 355-2227
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

On March 2, 2018, Freedom Holding Corp. (the “Company”) concluded a private placement of shares of its restricted common stock for an aggregate offering price of $29,846,366. The Company paid aggregate placement agent fees of $447,695.

The shares of common stock were sold to non-U.S. persons pursuant to the exemption from registration provided in Regulation S promulgated under the Securities Act for offers and sales made outside the United States. Each purchaser represented in writing that the purchaser is a non-U.S. person, as defined in Regulation S and acknowledged, in writing, that the securities must be acquired and held for investment, and may only be resold in accordance with U.S. securities laws. All certificates evidencing the shares issued will bear a restrictive legend.

Item 8.01. Other Events

On March 8, 2018, the Company issued a press release announcing completion of the private placement described in Item 3.02 above. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)
Exhibits:

Exhibit No.	Description

99.1	Press release issued by Freedom Holding Corp. on March 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM HOLDING CORP.

Date: March 8, 2018	By:	/s/ Timur Turlov
Timur Turlov
Chief Executive Officer

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